UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             March 23, 2007

ML Macadamia Orchards, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9145	99-0248088
(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26-238 Hawaii Belt Road, Hilo, Hawaii	96720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  808-969-8057

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.              Changes in Registrant’s Certifying Accountant

On April 16, 2007 PricewaterhouseCoopers LLP (“PwC”) completed their services related to the financial statements of ML Macadamia Orchards, L.P. (the “Partnership”) as of and for the year ended December 31, 2006 and the Partnership’s Form 10-K for the year ended December 31, 2006, and PwC’s dismissal as the independent registered public accounting firm for the Partnership was finalized (see the Partnership’s Item 4.01 Form 8-K dated March 23, 2007 for additional information on the March 23, 2007 conditional dismissal of PwC).

PwC’s reports on the Partnership’s financial statements as of and for the fiscal years ended December 31, 2005 and 2006 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the fiscal years ended December 31, 2005 and 2006 and through April 16, 2007, there were no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of PwC, would have caused PwC to make a reference thereto in connection with its reports on the financial statements for such years.

During the fiscal years ended December 31, 2005 and 2006 and through April 16, 2007, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Partnership has requested that PwC furnish it with a letter indicating whether or not PwC agrees with the above disclosures.  A copy of such letter dated April 16, 2007 is enclosed as Exhibit 16.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML Macadamia Orchards, L.P.
(Registrant)

Date: April 16, 2007
	By:	ML Resources, Inc.
Managing General Partner

	By:	/s/ Dennis J. Simonis
Dennis J. Simonis
President and Chief Executive Officer